                                                                   EXHIBIT 10.60

CONFIDENTIAL TREATMENT REQUESTED

The asterisked portions of this document have been omitted and are filed separately with the Securities and Exchange Commission.

                         AMENDMENT NO. 6 TO AMENDED AND
                        RESTATED PARTICIPATION AGREEMENT

         This AMENDMENT NO. 6 TO AMENDED AND RESTATED PARTICIPATION AGREEMENT (this "Amendment"), is entered into as of February 28, 2003, among BEVERLY ENTERPRISES, INC., a Delaware corporation ("BEI"), as the Representative, Construction Agent, Parent Guarantor and a Lessee (in its capacity as Representative, the "Representative"; in its capacity as Construction Agent, the "Construction Agent"; in its capacity as Parent Guarantor, the "Parent Guarantor" and together with the Guarantors listed on the signature page to the Guaranty (each a "Guarantor") and the Structural Guarantors, collectively, the "Guarantors"; and, in its capacity as Lessee, a "Lessee"); certain subsidiaries of BEI that are signatories hereto, as Lessees; BANK OF MONTREAL GLOBAL CAPITAL SOLUTIONS, INC. (formerly known as BMO LEASING (U.S.), INC.), a Delaware corporation, as a Lessor (together with any permitted successors and assigns thereto, each a "Lessor" and collectively the "Lessors") and as Agent Lessor for the Lessors (in such capacity, the "Agent Lessor"); the various financial institutions as are or may from time to time become lenders (the "Lenders") under the Loan Agreement; and BANK OF MONTREAL, a Canadian banking organization ("BMO"), as Administrative Agent (in such capacity, the "Administrative Agent") for the Lenders, and as Arranger and Syndication Agent (all of the parties of this preamble, collectively, the "Parties").

         The effective date of this Amendment shall be the date of effectiveness of Credit Amendment No. 4 (the "Amendment No. 6 Effective Date").

                                   RECITALS:

         The Parties entered into an Amended and Restated Participation Agreement dated as of August 28, 1998 (the "Original Participation Agreement" and as amended by the Prior Amendments and this Amendment, the "Participation Agreement"), amending and restating the Participation Agreement dated as of March 21, 1997.

         The Parties entered into a Master Amendment No. 1 to Amended and Restated Participation Agreement and Amended and Restated Master Lease and Open-End Mortgage, dated as of September 30, 1999 (the "First Amendment"), which amended the Original Participation Agreement.

         The Parties entered into an Amendment No. 2 to Amended and Restated Participation Agreement, dated as of November 1, 1999 (the "Second Amendment"), which amended the Original Participation Agreement as amended by the First Amendment.

         The Parties entered into a Master Amendment No. 3 to Amended and Restated Participation Agreement, dated as of April 25, 2001 (the "Third Amendment"), which amended the Original Participation Agreement as amended by the First Amendment and the Second Amendment.

         The Parties entered into an Amendment No. 4 to Amended and Restated Participation Agreement, dated as of December 31, 2001 (the "Fourth Amendment"), which amended the Original Participation Agreement as amended by the First Amendment, the Second Amendment and the Third Amendment.

         The Parties entered into an Amendment No. 5 to the Amended and Restated Participation Agreement, dated as of December 20, 2002 (the "Fifth Amendment" and, together with the First Amendment, Second Amendment, Third Amendment and Fourth Amendment collectively the "Prior Amendments"), which amended the Original Participation Agreement as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment.

         The Parties wish to further amend certain provisions of the Original Participation Agreement, as amended by the Prior Amendments, as set forth herein.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the premises made hereunder, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

              1. Defined Terms; References. Unless otherwise expressly defined herein, all capitalized terms used herein and defined in Appendix A to the Participation Agreement shall be used herein as so defined. Unless otherwise expressly stated herein, all Section and Article references herein shall refer to Sections and Articles of the Participation Agreement.

              2. Added Defined Terms. (a) Effective as of the Amendment No. 6 Effective Date, the following defined terms shall be added to Appendix A of the Participation Agreement.

         "Additional Mortgages" means mortgages or deeds of trust from the owner of each property on which a Lien is required to be granted pursuant to
         Section 10.1(m), as mortgagor, securing the Obligations (and, if the Representative so elects, the obligations of such owner under the Financing Documents), in each case in form and substance reasonably satisfactory to the Administrative Agent and as the same may be amended from time to time."

         "Adjusted Leverage Ratio" means, (a) for any day prior to September 30, 2003, the ratio of Adjusted Consolidated Debt on such day to Annualized Consolidated EBITDAR for the fiscal quarter most recently ended on or prior to such day and (b) for any day on or after September 30, 2003, the ratio of Adjusted Consolidated Debt on such day to

         Consolidated EBITDAR for the period of four consecutive fiscal quarters most recently ended on or prior to such day.

         "Amended Mortgage Condition" means the satisfaction by the Representative and its Subsidiaries of all of their obligations under
         Section 10.1(1).

         "Amended Mortgage Deadline" means the sixtieth day after the Amendment No. 6 Effective Date.

         "Amended Mortgage Property" means the property described in Schedule VII hereto.

         "Amended Mortgages" means amended mortgages or deeds of trust from each of Beverly Enterprises-Georgia, Inc. and Beverly Enterprises-Arkansas, Inc. (collectively, the "Designated Mortgagors") of each respective Amended Mortgage Property, as mortgagor, to the Administrative Agent, as mortgagee, in respect of the Amended Mortgage Properties, in each case amended in form and substance reasonably satisfactory to the Administrative Agent and as the same may be amended from time to time.

         "Amendment No. 6" means Amendment No. 6 to Amended and Restated Participation Agreement entered into as of February 28, 2003 among Beverly Enterprises, Inc., as the Representative, Construction Agent, Parent Guarantor and a Lessee, Bank of Montreal Global Capital Solutions, Inc., as the Agent Lessor and as a Lessor, the Lenders, Bank of Montreal, as Arranger, the Administrative Agent and as a Lender and the Guarantors.

         "Amendment No. 6 Effective Date" means the date on which Amendment No. 6 becomes effective in accordance with its terms.

         "AmSouth Mortgage Facility" means the Amended and Restated Term Loan Agreement, dated December 31, 1998, between Beverly Enterprises-Mississippi, Inc. and AmSouth Bank (successor by merger to First American National Bank), as amended by the First Amendment to Amended and Restated Term Loan Agreement and Promissory Notes, dated September 30, 1999, and as further amended, restated, supplemented or otherwise modified from time to time.

         "Annualized Consolidated EBITDAR" means (a) for the fiscal quarter ended December 31, 2002, Consolidated EBITDAR for such fiscal quarter multiplied by 4, (b) for the fiscal quarter ended March 31, 2003, Consolidated EBITDAR for the period of two fiscal quarters ended March 31, 2003 multiplied by 2 and (c) for the fiscal quarter ended June 30, 2003, Consolidated EBITDAR for the period of three fiscal quarters ended June 30, 2003 multiplied by 4/3.

         "Annualized Mortgage EBITDA" means (i) for the fiscal quarter ended December 31, 2002, EBITDA for Mortgaged Facilities for such fiscal quarter multiplied by 4, (ii) for the fiscal quarter ended March 31, 2003, EBITDA for Mortgaged Facilities for the period of two fiscal quarters ended March 31, 2003 multiplied by 2, (iii) for the fiscal quarter ended June 30, 2003, EBITDA for Mortgaged Facilities for the period of three fiscal quarters ended June 30, 2003 multiplied by 4/3 and (iv) for any fiscal quarter thereafter, EBITDA for Mortgaged Facilities for the period of four consecutive fiscal quarters ended on the last day of such fiscal quarter.

         "Asset Sale" means any sale, lease, transfer or other disposition of any assets or property other than (i) sales of assets or property (other than assisted living and skilled nursing facilities, separate business units, businesses and divisions and stock of Subsidiaries of the Representative) in the ordinary course of business, and (ii) sales, transfers, leases and other dispositions by the Representative or any of its Subsidiaries to the Representative or any of the Subsidiaries.

         "Care Focus" means, as of the Amendment No. 4 Effective Date (as defined in Credit Amendment No. 4), the personal care business, located in North Carolina, operated by Community Care, Inc. and Compassion and Personal Care Services, Inc.

         "Consolidated Cash Balance" means on any day the cash and Temporary Cash Investments held by the Representative and its Consolidated Subsidiaries on such day.

         "Coverage Limitation" means, for any day, an amount equal to (i) the product of 5 multiplied by the Annualized Mortgage EBITDA, as determined on such day, for the most recent fiscal quarter for which financial statements have been, or are required to have been, delivered pursuant to Section 10.1(d)(i) and (ii), divided by (ii) 1.5; provided that if, on or prior to such day, the Representative has prepaid any New Senior Notes or Senior Notes pursuant to Section 5.21(iii)(B) of the Morgan Credit Agreement, the "Coverage Limitation" for such day shall be an amount equal to the amount set forth in clause (i) as determined for such day, divided by 2.

         "Credit Amendment No. 4" means Amendment No. 4 to Amended and Restated Credit Agreement and Amendment No. 2 to Amended and Restated Pledge Agreement dated as of February 28, 2003 among BEI, the Existing Banks and JPMorgan Chase Bank.

         "Disposition Program" means, the sale, transfer or other disposition by the Representative and its Subsidiaries, in one or more transactions and pursuant to sales of facilities and related assets, sales of stock of Subsidiaries or a combination thereof, of assisted living and skilled nursing facilities of the Representative and its Subsidiaries, all in substantial conformity with the plan of disposition described in the Strategic Review.

         "DUCC Business Line" means the management of occupational therapy and medicine clinics operated by Matrix Occupational Health, Inc. in North Carolina.

         "EBITDA for Mortgaged Facilities" means, for any period, Net Income for Mortgaged Facilities for such period plus, without duplication, any amounts deducted in determining such Net Income for Mortgaged Facilities in respect of (a) Consolidated Interest Charges for such period, (b) Consolidated Tax Charges for such period and (c) expenses for such period of the types classified as "depreciation and amortization" on the consolidated statement of operations included in the Base Financials.

         "Existing Mortgages" means mortgages and deeds of trust described in
         Schedule I to Amendment No. 6, in each case as the same has been or may be amended from time to time.

         "Extended Amended Mortgage Deadline" has the meaning set forth in
         Section 10.1(1).

         "Federal Way Facility" means the skilled nursing facility operated by Beverly Enterprises-Washington, Inc., located at 135 South 336 Street, Federal Way, Washington, 98003.

         "Initial Specified Portion" means, with respect to any prepayment required under clause (b)(ii)(A) of Section 7.11, (a) with respect to the Obligations, 80% and (b) with respect to the Mortgage Facility Obligations, 20%; provided that if at the time that any such repayment would otherwise be required, (i) the Obligations have been repaid in full or would be repaid in full by the application of less than all of the applicable Initial Specified Portion of the applicable amount or
         (ii) the Mortgage Facility Obligations have been repaid in full or would be repaid in full by the application of less than all of the applicable Initial Specified Portion of the applicable amount, the Initial Specified Portion (or the portion of such Initial Specified Portion in excess of the amount necessary to repay such Obligations or Mortgage Facility Obligations) that would otherwise have been applied to repay such Obligations or Mortgage Facility Obligations shall be included in the Initial Specified Portion of Obligations or Mortgage Facility Obligations remaining outstanding.

         "Investments Side Letter" means the side letter dated February 28, 2003 delivered by the Representative and acknowledged by the Administrative Agent under the Morgan Credit Agreement.

         "MK Medical" means, as of the Amendment No. 6 Effective Date, collectively, the business divisions of HomeCare Preferred Choice, Inc. which operate a respiratory therapy business, durable medical equipment business and rehabilitation business, in each case in Nevada and California.

         "Mortgage Credit Facilities" means, collectively, the AmSouth Mortgage Facility and the Washington Mutual Mortgage Facilities.

         "Mortgaged Facility Obligations" means all amounts now or hereafter payable by the Representative or its Subsidiaries pursuant to the Mortgage Credit Facilities.

         "Net Cash Proceeds" means, with respect to any Asset Sale, (a) the cash proceeds received by the Representative or any of its Subsidiaries in respect of such Asset Sale, including any cash received in respect of any non-cash proceeds, but only as and when received, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Representative and its Subsidiaries to third parties (other than Affiliates) in connection with such Asset Sale, (ii) the amount of all
         (x) payments required to be made by the Representative and its Subsidiaries as a result of such Asset Sale to repay Indebtedness (other than prepayments of Mortgage Facility Obligations or Obligations required under clauses (a), (b)(ii), (b)(iii) and (c) of Section 7.11 and prepayments of Loans (as defined in the Morgan Credit Agreement) required under Section 2.05(d) of the Morgan Credit Agreement in connection with the reductions of the Commitments (as defined in the Morgan Credit Agreement) pursuant to clauses (i), (ii)(B), (ii)(C) and
         (iii) of Section 2.11(b) of the Morgan Credit Agreement) secured by such asset or otherwise subject to mandatory prepayment as a result of such Asset Sale and (y) reductions in the Commitments (as defined in the Morgan Credit Agreement) pursuant to Section 2.11(b)(ii)(A) of the Morgan Credit Agreement, (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Representative and its Subsidiaries during the year that such Asset Sale occurred or the next succeeding year and that are directly attributable to such Asset Sale (as determined reasonably and in good faith by the chief financial officer of the Representative) and (iv) the amount of all payments required to be made by the Representative and its Subsidiaries to pay severance, salary for accrued and unused vacation days and other employee termination expenses during the year that such Asset Sale occurred or the next succeeding year and that are directly attributable to such Asset Sale.

         "Net Income for Mortgaged Facilities" means, for any period and as determined on any date, the net income (loss) (calculated exclusive of the effect of any extraordinary or other material non-recurring gain or loss outside the ordinary course of business) for such period for all assisted living and skilled nursing facilities subject to (x) an Existing Mortgage or (y) an Amended Mortgage as to which all the conditions set forth in Section 10.1(1) have been satisfied, and, in each case, which has not theretofore been released.

         "New Senior Note Agreement" means that certain Indenture, dated as of April 25, 2001, between the Representative, the guarantors party thereto and The Bank of New York, as trustee, as amended, modified or supplemented.

         "Security Documents" means the Pledge Agreement, the Mortgages and the Additional Mortgages, together with all related filings, assignments, instruments, mortgages and other papers.

         "Senior Note Agreement" has the meaning set forth in the Morgan Credit Agreement.

         "Senior Notes" means the senior unsecured notes of the Representative due 2006 issued pursuant to the Senior Note Agreement.

         "Specified Portion" means, with respect to any repayment required under clause (b)(ii)(B), (b)(iii) or (c) of Section 7.11 or any Commitment (as defined in the Morgan Credit Agreement) reduction pursuant to clause (ii)(B)(2), (ii)(C) or (iii) of Section 2.11(b) of the Morgan Credit Agreement, (a) with respect to the Commitments, 50%, (b) with respect to the Obligations, 40% and (c) with respect to the Mortgage Facility Obligations, 10%; provided that if at the time that any such Commitment (as defined in the Morgan Credit Agreement) reduction or repayment would otherwise be required, (i) the aggregate Commitments (as defined in the Morgan Credit Agreement) of all Existing Banks have been reduced to $85,000,000 or would be reduced to $85,000,000 by the application of less than the applicable Specified Portion of the applicable amount, (ii) the Obligations have been repaid in full or would be repaid in full by the application of less than all of the applicable Specified Portion of the applicable amount or (iii) the Mortgage Facility Obligations have been repaid in full or would be repaid in full by the application of less than all of the applicable Specified Portion of the applicable amount, the Specified Portion (or the portion of such Specified Portion in excess of the amount necessary to reduce such aggregate Commitments (as defined in the Morgan Credit Agreement) to $85,000,000 or to repay such Obligations or Mortgage Facility Obligations in full) that would otherwise have been applied to reduce such Commitments (as defined in the Morgan Credit Agreement) or repay such Obligations or Mortgage Facility Obligations shall be included in the Specified Portions applicable to the outstanding Commitments (as defined in the Morgan Credit Agreement) in excess, in the aggregate for all Existing Banks, of $85,000,000 and the Obligations and Mortgage Facility Obligations remaining outstanding in proportion to the relative Specified Portions set forth in clauses (a),
         (b) and (c) above.

         "Strategic Review" means the "Strategic Discussion and Review" dated January 10, 2003 provided by the Representative.

         "Survey" shall mean a survey of the real property (and all improvements thereon) (i) prepared by a surveyor or engineer licensed to perform surveys in the state, commonwealth or applicable jurisdiction where such real property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such real property, in which event such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than twenty days prior to such date of delivery, (iii) certified by the surveyor (in a manner reasonably acceptable to the Administrative Agent) to the Administrative Agent and the TIC, (iv) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey and (v) sufficient for the TIC to remove all standard survey exceptions from the title policy relating to such real property and issue title endorsements of the type reasonably required by the Administrative Agent.

         "TIC" has the meaning set forth in Section 10.1(l)(iv).

         "Washington Mutual Mortgage Facilities" means, collectively, (1) the Loan Agreement, dated October 15, 1996, between Beverly Enterprises - Arkansas, Inc. and Washington Mutual Bank FA (successor by merger to Bank United) ("Washington Mutual"), (2) the Loan Agreement, dated October 15, 1996, between Beverly Enterprises - Alabama, Inc. and Washington Mutual, (3) the Loan Agreement, dated October 15, 1996, between Beverly Enterprises - Washington, Inc. and Washington Mutual and (4) the Loan Agreement, dated October 15, 1996, between Beverly Enterprises - Wisconsin, Inc. and Washington Mutual, each as amended from time to time.

                  3. Amended Defined Terms. (a) The definition of "Operative Documents" set forth in Appendix A to the Participation Agreement is hereby amended by (i) deleting the word "and" at the end of clause (s) therein, (ii) deleting the period at the end of clause (t) and replacing the same with "; and", and (iii) adding "(u) the Amended Mortgages." at the end thereof.

                  (b) The following defined terms in Appendix A to the Participation Agreement are hereby amended by deleting such definitions in their entirety and inserting the following in lieu thereof:

         "Adjusted Consolidated Debt" means, at any date, the sum, without duplication, of (i) all liabilities of the Representative and its Subsidiaries at such date of the types classified as "current liabilities: short-term borrowings", "current liabilities: current portion of long-term obligations", "long-term obligations" and, to the extent arising out of claims made by governmental authorities relating to reimbursement obligations or settlements thereof, "other liabilities and deferred items" on the consolidated balance sheet included in the Base Financials, (ii) all guarantees at such date of obligations of other issuers (other than (x) guarantees outstanding on the Amendment No. 6 Effective Date of obligations outstanding on the Amendment No. 6 Effective Date, in amounts not in excess of $57,191,572 and reported in the Base Financials and (y) obligations, or guarantees of obligations, with respect to facilities or Subsidiaries disposed of, which obligations or guarantees existed prior to such dispositions and are initially recorded as liabilities or obligations on the consolidated balance sheet of the Representative and its Consolidated Subsidiaries pursuant to FASB Interpretation 45 after the Closing Date, so long as
         (A) no event of the type referred to in Section 6.01(h) or (i) of the Morgan Credit Agreement (without regard to whether a period of 60 days shall have passed as contemplated in

CONFIDENTIAL TREATMENT REQUESTED

The asterisked portions of this document have been omitted and are filed separately with the Securities and Exchange Commission.

         Section 6.01(i) of the Morgan Credit Agreement) shall have occurred with respect to the Person that is primarily liable in respect of such obligations, or who has agreed with the Representative or any of its Subsidiaries to be responsible for such obligations, and (B) the obligee of such obligation, or the beneficiary of such guarantee, shall not have made a demand for payment in respect of such obligation or guarantee) and (iii) an amount equal to the product of eight multiplied by the Consolidated Rental Expense for the four fiscal quarters of the Representative most recently completed on or prior to such date; provided that for purposes of this clause (iii), Consolidated Rental Expense for any such period of four fiscal quarters shall be calculated after giving pro forma effect (including, in the case of any acquisition, but only to the extent permitted under Regulation S-X promulgated by the Securities and Exchange Commission) to any acquisition or disposition by the Representative or any of its Subsidiaries of any business, nursing home or other facility or any Subsidiary consummated after the first day of such period and on or prior to the date on which such determination is to be made, as if such acquisition or disposition had been consummated on the first day of such period, if, but only if, the Consolidated EBITDAR attributable to all such businesses, nursing homes and other facilities and all such Subsidiaries, in any transaction or series of related transactions, for such period, in the aggregate, equals or exceeds $10,000,000.

         "Consolidated Net Income" means, for any period, the net income (loss) (calculated (a) before preferred and common stock dividends and (b) exclusive of the effect of (i) any extraordinary or other material non-recurring gain or loss outside the ordinary course of business,
         (ii) Specified Restructuring Charges in an aggregate amount, on a pretax basis, during the period from October 1, 2000 through March 31, 2001 not exceeding $105,000,000, (iii) the charges or losses, in an aggregate amount, on a pretax basis, not exceeding $130,000,000, incurred by the Representative and its Consolidated Subsidiaries on or prior to January 8, 2002 in connection with the Florida Disposition,
         (iv) charges and losses incurred by the Representative and its Consolidated Subsidiaries on or after the Amendment No. 6 Effective Date as a result of (x) Asset Sales outside the ordinary course of business and dispositions made pursuant to the Disposition Program and
         (y) payments relating to the past billing practices of MK Medical in an aggregate amount not exceeding ***********, (v) non-cash charges and losses incurred by the Representative and its Consolidated Subsidiaries on or after the Amendment No. 6 Effective Date as a result of (x) closures of assisted living and skilled nursing facilities of the Representative and its Subsidiaries and (y) any change in GAAP that requires the Obligations and the assets subject to the Transactions to be included on the balance sheet of the Representative and its Consolidated Subsidiaries and (vi) transaction fees and expenses of the Representative and its Subsidiaries incurred in connection with Amendment No. 6 and any related amendments to the Operative Documents, the Morgan Credit Agreement and the Mortgage Credit Facilities) for the Representative and its Consolidated Subsidiaries, determined on a consolidated basis for such period.

CONFIDENTIAL TREATMENT REQUESTED

The asterisked portions of this document have been omitted and are filed separately with the Securities and Exchange Commission.

         "Consolidated Net Worth" means, at any date, the consolidated stockholders' equity of the Representative and its Consolidated Subsidiaries at such date, without giving effect to (a) charges and losses incurred by the Representative and its Consolidated Subsidiaries on or after the Amendment No. 6 Effective Date as a result of (i) Asset Sales outside the ordinary course of business and dispositions made pursuant to the Disposition Program, (ii) payments relating to the past billing practices of MK Medical in an aggregate amount not exceeding ***********, (b) non-cash charges and losses incurred by the Representative and its Consolidated Subsidiaries on or after the Amendment No. 6 Effective Date as a result of (i) closures of assisted living and skilled nursing facilities of the Representative and its Subsidiaries and (ii) any change in GAAP that requires the Obligations and the assets subject to the Transactions to be included on the balance sheet of the Representative and its Consolidated Subsidiaries and (c) transaction fees and expenses of the Representative and its Subsidiaries in connection with Amendment No. 6 and any related amendments to the Operative Documents and the Mortgage Credit Facilities.

         "Fixed Charge Coverage Ratio" means, on any date, the ratio of (i) Consolidated EBITDAR for the four consecutive fiscal quarters most recently ended on or prior to such date to (ii) the sum of Consolidated Interest Charges and Consolidated Rental Expense for such fiscal quarters.

         "Maturity Date" means April 25, 2004, unless such Maturity Date is extended pursuant to Section 2.7 of the Loan Agreement and Section 11.1 of the Participation Agreement.

         "Morgan Credit Agreement" means the Amended and Restated Credit Agreement dated as of April 25, 2001 amending and restating the Amended and Restated Credit Agreement dated as of April 30, 1998 among the Representative, the Banks listed on the signature pages thereof, Morgan Guaranty Trust Company of New York, as Issuing Bank, and Morgan Guaranty Trust Company of New York, as Agent, as the same has been or may be modified, amended or supplemented.

         "Mortgages" means the Existing Mortgages and the Amended Mortgages.

         "Refinanced Debt" is defined in Section 10.2(i)(v) of the Participation Agreement.

         "Refinancing Debt" is defined in Section 10.2(i)(v) of the Participation Agreement.

                  4. Distributions. Effective as of the Amendment No. 6 Effective Date, Article VII of the Participation Agreement is hereby amended by adding, at the end thereof, a new Section 7.11 to read in full as follows:

                   "Section 7.11 Prepayment of Obligations and Mortgage Facility Obligations. The Representative shall prepay, or cause its Subsidiaries to prepay

CONFIDENTIAL TREATMENT REQUESTED

The asterisked portions of this document have been omitted and are filed separately with the Securities and Exchange Commission.

                  (or, in the case of the Obligations, deposit funds with the Administrative Agent that are committed to the repayment of), the Obligations and the Mortgage Facility Obligations,

                           (a) on the Amendment No. 6 Effective Date, in the
                  case of the Obligations, in the amount of $20,000,000; $16,800,000 of which shall be paid in consideration for the sale to the Representative of certain properties subject to an Existing Mortgage in favor of the Administrative Agent (which properties shall continue to be subject to a Lien in favor of the Administrative Agent pursuant to Amended Mortgages) and $3,200,000 of which shall be deposited into a cash collateral account maintained by the Administrative Agent,

                           (b) upon the consummation of any Asset Sale, by an
                  amount equal to:

                                    (i) if any Asset Sale includes assets that
                           were subject to a Lien securing the Obligations or the Mortgage Facility Obligations, (A) in the case of the Obligations, the amount set forth on Schedule VIII hereto with respect to such assets and (B) in the case of the Mortgage Facility Obligations, the amount required to be repaid pursuant to the AmSouth Mortgage Facility or the Washington Mutual Mortgage Facilities, as applicable; and

                                    (ii) if any Net Cash Proceeds result from
                           any Asset Sale,

                                             (A) until the Obligations have been
                                    prepaid by $15,000,000 in the aggregate and
                                    the Mortgage Facility Obligations have been
                                    prepaid by $3,750,000 in the aggregate, in
                                    each case pursuant to this clause (A) (or,
                                    in either case, repaid in full), the Initial
                                    Specified Portion of the Net Cash Proceeds
                                    in respect of such Asset Sale; provided that
                                    if, prior to the earlier of (x) ***********
                                    ********************************************
                                    and (y) *********************************
                                    ******************, the Representative shall have reached a final agreement related to past billing practices of MK Medical, which agreement requires the Representative and its Subsidiaries to make cash payments in an aggregate amount greater than *********** but less than ***********, no prepayment shall be required in respect of the Net Cash Proceeds received on or after the date that such agreement becomes final in an amount equal to the

CONFIDENTIAL TREATMENT REQUESTED

The asterisked portions of this document have been omitted and are filed separately with the Securities and Exchange Commission.

                                    excess of the aggregate amount of such
                                    payments over ***********; provided further that the provisions of this clause (A) shall remain in effect thereafter until the Obligations have been prepaid by $15,000,000 in the aggregate and the Mortgage Facility Obligations have been prepaid by $3,750,000 in the aggregate, in each case pursuant to this clause (A),

                                             (B) after the Obligations have been
                                    prepaid by $15,000,000 in the aggregate and the Mortgage Facility Obligations have been prepaid by $3,750,000 in the aggregate, in each case pursuant to clause (ii)(A) of this
                                    Section 7.11 (or, in either case, repaid in full), the Specified Portion of 65% of the Net Cash Proceeds of such Asset Sales; and

                                    (iii) if, in the absence of any additional
                           Commitment (as defined in the Morgan Credit
                           Agreement) reductions and/or repayments of Mortgage Facility Obligations and/or the Obligations, the Representative would be required to make a Senior Asset Sale Offer (as defined in the Senior Note Agreement or the New Senior Note Agreement) under the Senior Note Agreement or the New Senior Note Agreement, the applicable Specified Portion of the amount of Net Cash Proceeds that must be applied to repay Senior Debt (as defined in the Senior Note Agreement or the New Senior Note Agreement) in order for the Representative to avoid the making of a Senior Asset Sale Offer under the Senior Note Agreement or the New Senior Note Agreement; and

                           (c) on any Business Day, by the applicable Specified
                  Portion of the amount by which the average of the Consolidated Cash Balances at the close of business on the three consecutive Business Days immediately preceding such day (in each case after giving effect to any Commitment (as defined in the Morgan Credit Agreement) reductions required pursuant to clause (ii) of Section 2.11(b) of the Morgan Credit Agreement and related prepayments pursuant to Section 2.05(d) of the Morgan Credit Agreement and any prepayments required pursuant to clause (b) of this Section 7.11, in each case to be made on any such Business Day) exceeds $125,000,000;

                  provided that (x) if the Mortgage Facility Obligations remain outstanding, the Representative may elect to apply 100% of any prepayment that would otherwise be applied under this Section 7.11 to prepay the Mortgage Facility Obligations, to prepay the Obligations and reduce the Commitments (as defined in the Morgan Credit Agreement) in the same manner as if the Mortgage Facility Obligations had theretofore been repaid in full pursuant to this Section 7.11, (y) if the Mortgage Facility Obligations have been prepaid in full (other than pursuant to this Section 7.11), the Representative may retain any amount that would otherwise have been applied under this Section 7.11 to prepay the Mortgage Facility Obligations to the extent that the aggregate of such retained amounts does not exceed the amount of Mortgage Facility Obligations so prepaid on or after the Amendment No. 6 Effective Date less $5,000,000 and (z) any proceeds resulting from the sale of assets that were not subject to a Lien securing the Obligations and received by the Representative or such Subsidiary prior to July 1, 2003 pursuant to clause (b)(ii)(A) or (B) of this Section 7.11 and which are to be applied to the repayment of the Obligations, may, in the Representative's sole discretion, either (I) be promptly (but in any event, within one Business Day following receipt by the Representative of such proceeds) deposited into a cash collateral account maintained by the Administrative Agent and applied upon the earlier of (A) July 1, 2003 or (B) upon the occurrence of an Event of Default to the repayment of the Obligations as otherwise set forth in this Section 7.11 or
                  (II) be paid in accordance with clause (b)(ii)(A) or (B) of this Section 7.11, as applicable."

                  5. Affirmative Covenants of the Representative. Effective as of the Amendment No. 6 Effective Date, Section 10.1 of the Participation Agreement is hereby amended as follows:

                  (a) Section 10.1(d)(iii) is hereby amended by deleting said section in its entirety and inserting the following in lieu thereof:

                           "(iii) together with each delivery of financial
                  statements of the Representative and its Subsidiaries pursuant to Sections 10.1(d)(i) and 10.1(d)(ii) above, (A) a certificate of a Financial Officer (x) stating that the signer thereof has reviewed the terms of this Participation Agreement and the Master Lease and has made, or caused to be made under his supervision, a review in reasonable detail of the transactions and condition of the Representative and its Subsidiaries (including the other Beverly Entities) during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer does not have knowledge of the existence as at the date of such certificate, of any condition or event which constitutes a Lease Event of Default or Lease

                  Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Representative has taken, is taking and proposes to take with respect thereto, (y) setting forth in reasonable detail calculations of the Pricing Ratio as of the date of the Balance Sheet contained therein and for the period of four fiscal quarters ending on such date and (z) in the case of each such certificate delivered after the Amended Mortgage Deadline, setting forth in reasonable detail the Coverage Limitation as of the date of the balance sheet contained therein; and (B) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of such accounting periods with the restrictions contained in Section 10.2(a), Section 10.2(b), Section 10.2(c), Section 10.2(e)(v),
                  Section 10.2(f), Section 10.2(g), Section 10.2(i), Section 10.2(l) and Section 10.2(m)."

                  (b) Section 10.1(1) is hereby amended by deleting said section in its entirety and inserting the following in lieu thereof:

                           "(1) Mortgages. On or prior to the Amended Mortgage Deadline or such other date or dates (each, an "Extended Amended Mortgage Deadline") as the Representative, the Administrative Agent and the Agent Lessor shall agree:

                           (i) the Designated Mortgagors shall have each
                  delivered to the Administrative Agent and the Agent Lessor duly executed counterparts of an Amended Mortgage in respect of each Amended Mortgage Property owned by it, and simultaneously therewith or immediately thereafter (A) the Designated Mortgagors shall be released solely from their obligation to make scheduled installments of Basic Rent solely with respect to each Amended Mortgage Property, but shall not be released from the obligations to pay any other amounts or from any other obligations under any Operative Document, it being agreed that the liability of the Designated Mortgagors with respect to all other Obligations under the Operative Documents, including without limitation, the Lease Balance, shall remain in full force and effect and (B) the Agent Lessor shall transfer to the Designated Mortgagors or their designees the Agent Lessor's record title (but specifically excluding rights under the Amended Mortgages) in and to the Amended Mortgage Properties without representations or warranties, except that such Amended Mortgage Property is free from Lessor's Liens;

                           (ii) the Representative shall deliver, or cause to be
                  delivered, to the Administrative Agent and the Agent Lessor legal opinions of local counsel reasonably satisfactory to the Administrative Agent and the Agent Lessor with respect of each of the Amended Mortgages, which legal opinion shall be in form and substance reasonably satisfactory to the Administrative Agent and the Agent Lessor;

                           (iii) the Representative shall deliver, or cause to
                  be delivered, to the Administrative Agent and the Agent Lessor evidence satisfactory to the Administrative Agent and the Agent Lessor that such action (including, without limitation, the filing of appropriately completed Uniform Commercial Code financing statements and the recording of Mortgages) as may be necessary or as the Administrative Agent and the Agent Lessor shall have reasonably requested to perfect the Liens created pursuant to the Amended Mortgages shall have been taken, or that arrangements therefor satisfactory to the Administrative Agent and the Agent Lessor shall have been made;

                           (iv) the Representative shall deliver, or cause to be
                  delivered, to the Administrative Agent and the Agent Lessor policies of title insurance (or commitments therefor with all conditions marked satisfied), in form and substance satisfactory to the Administrative Agent and the Agent Lessor and issued by an insurance company or companies as are acceptable to the Administrative Agent and the Agent Lessor (the "TIC"), insuring the perfection, enforceability and priority of the Liens on the Amended Mortgage Property created under the Amended Mortgages in amounts as are satisfactory to the Administrative Agent and the Agent Lessor, subject only to such exceptions as are reasonably satisfactory to the Administrative Agent and the Agent Lessor, containing such endorsements (other than endorsements that would require a new survey) and affirmative assurances as have been previously agreed to by, or are otherwise satisfactory to, the Administrative Agent and the Agent Lessor, and reinsured in amounts and under reinsurance agreements in form and substance satisfactory to the Administrative Agent and the Agent Lessor, and the Representative shall have paid or made arrangements satisfactory to the Administrative Agent and the Agent Lessor to pay to the TIC all expenses and premiums of the TIC in connection with the issuance of such policies and in addition shall have paid or made arrangements satisfactory to the Administrative Agent and the Agent Lessor to pay to the TIC an amount equal to the recording and stamp taxes payable in connection with recording the Amended Mortgages in the appropriate county land offices;

                           (v) the Representative shall deliver, or cause to be
                  delivered, to the Administrative Agent and the Agent Lessor copies of file search reports from the Uniform Commercial Code filing office in each jurisdiction (i) in which is located any Amended Mortgage Property subject to an Amended Mortgage, (ii) in which is located the chief executive office of any

                  Subsidiary of the Representative that owns or holds any right, title or interest in any Amended Mortgage Property subject to an Amended Mortgage or (iii) in which any such Subsidiary is located (within the meaning of Section 9-307 of the UCC), setting forth the results of Uniform Commercial Code file searches conducted in the name of the Representative or such Subsidiary, as the case may be;

                           (vi) the Representative shall deliver, or cause to be
                  delivered, to the Administrative Agent and the Agent Lessor all documents the Administrative Agent and the Agent Lessor may reasonably request relating to the existence of each Subsidiary of the Representative party to any Amended Mortgage, the corporate authority for and the validity of the Amended Mortgages, and any other matters relevant thereto, all in form and substance satisfactory to the Administrative Agent and the Agent Lessor;

                           (vii) the Representative shall have paid all other
                  costs, fees and expenses (including, without limitation, mortgage recording, intangibles or documentary stamp on similar taxes, reasonable legal fees and expenses) payable to the Administrative Agent and the Agent Lessor with respect to the Amended Mortgages, in each case invoiced prior to the Amended Mortgage Deadline; and

                           (viii) the Representative shall deliver a Survey with
                  respect to each Amended Mortgage."

                  (c) Section 10.1 is hereby amended by adding, at the end thereof, a new clause (m) to read in full as follows:

                           "(m) Additional Collateral. In the event that the
                  Representative or any of its Subsidiaries grants to the agent or the lenders under the Morgan Credit Agreement in respect of the obligations under the Financing Documents, at any time after the Amendment No. 6 Effective Date, a Lien on any of its property or assets (other than any Lien on (i) the New Mortgage Property (as defined in the Morgan Credit Agreement) or (ii) any Substituted Assets on which a Lien is permitted under Section 10.2(g)(xvi)) the Representative shall, or shall cause its Subsidiary to, as the case may be, simultaneously grant to the Administrative Agent and/or the Agent Lessor for the benefit of all the Lenders, a security interest in such property or assets on an equal and ratable basis with the grant of the security interest to the agent or the lenders under the Morgan Credit Agreement. If all amounts now or hereafter payable by the Representative and its Subsidiaries under the AmSouth Mortgage Facility or the Washington Mutual Mortgage Facilities shall have been repaid in full, then, to the extent permitted under the Senior Note Agreement and the New Senior Note Agreement, the Representative shall, or shall cause its applicable Subsidiary to, grant to the Administrative Agent and/or the Agent Lessor for the benefit of all the Lenders Liens on the property or assets theretofore securing such Mortgage Facility Obligations to secure the Obligations (which Liens may equally and ratably secure the obligations of the Representative and the Subsidiary Guarantors (as defined under the Morgan Credit Agreement) under the Financing Documents)."

                  6. Negative Covenants of the Representative. Effective as of the Amendment No. 6 Effective Date, Section 10.2 of the Participation Agreement is hereby amended as follows:

                           (a) Section 10.2(b) of the Participation Agreement is hereby amended by deleting said section in its entirety and inserting the following in lieu thereof:

                                    "(b) Fixed Charge Coverage Ratio. The Fixed
                  Charge Coverage Ratio at any date shall not be less than 1.10 to 1.00."

                           (b) Section 10.2(c) of the Participation Agreement is hereby amended by deleting said section in its entirety and inserting the following in lieu thereof:

                                    "(c) Adjusted Consolidated Debt Ratio. The
                  ratio at any date during any period set forth below of (a) Adjusted Consolidated Debt to (b) Consolidated EBITDAR for the period of four consecutive fiscal quarters most recently ended on or prior to such date shall not be more than the ratio set forth below opposite such period:

                              PERIOD                          MAXIMUM RATIO
                              ------                          -------------
                  January 1, 2003 - June 29, 2003             5.50 to 1.00
                  June 30, 2003 - September 29, 2003          6.50 to 1.00
                  September 30, 2003 - December 30, 2003      6.80 to 1.00
                  December 31, 2003 - March 30, 2004          7.30 to 1.00
                  March 31, 2004 and thereafter               7.45 to 1.00"

                           (c) (i) Section 10.2(e)(ix) is hereby amended by deleting said section in its entirety and inserting the following in lieu thereof:

                           "(ix)(a) promissory notes (and, in the case of
                  facilities or stock sold other than as part of the Disposition Program or the sale of certain assets specified in the Investments Side Letter, or stock of Subsidiaries holding solely such specified assets, other Investments) received as consideration for facilities or stock of Subsidiaries sold (other than in connection with, or as part of, the Florida Disposition), provided that (x) the aggregate net book value of all outstanding Investments permitted by this subclause (ix)(a) shall not exceed at any time (1) in the case of promissory notes received in connection with the sale of facilities and stock of Subsidiaries pursuant to the Disposition Program, 10% of the gross proceeds received by the Representative and its Subsidiaries at or prior to such time in connection with all sales of facilities and stock of Subsidiaries pursuant to the Disposition Program, (2) in the case of promissory notes received in connection with the sale of certain assets specified in the Investments Side Letter, or the stock of Subsidiaries holding solely such specified assets, the percentages set forth in the Investments Side Letter of the gross proceeds received by the Representative and its Subsidiaries in connection with such sale and (3) in the case of all other promissory notes and Investments so received, $25,000,000 and (y) in the case of promissory notes referred to in subclauses (1) and (2) of clause (x) above, (A) if the obligations of the Representative and the Guarantors under the Financing Documents, the Mortgage Credit Facilities or the Operative Documents were secured by a Lien on the facilities sold, or the facilities owned by the Subsidiary whose stock was sold, and such obligations remain outstanding, then the promissory notes received in connection with the sale of such facilities or stock shall be pledged to the Person or Persons that held such Lien and (B) if none of the obligations of the Representative and the Guarantors under the Financing Documents, the Mortgage Credit Facilities or the Operative Documents was secured by a Lien on the facilities sold, or the facilities owned by the Subsidiary whose stock was sold, then, to the extent permitted under the Senior Note Agreement and the New Senior Note Agreement, the promissory notes received in connection with the sale of such facilities or stock shall be pledged to secure, equally and ratably, the obligations of the Representative and the Guarantors under the Financing Documents, the Mortgage Credit Facilities and the Operative Documents and (b) promissory notes received as partial consideration for the Florida Disposition, provided that the aggregate principal amount of all such promissory notes permitted by this subclause (ix)(b) shall not, at any time, exceed $20,000,000."

                  (ii) Section 10.2(e) is hereby amended by adding, at the end thereof, the following:

                  "In addition, neither the Representative nor any of its Subsidiaries will, during any period on or after the Amendment No. 6 Effective Date during which the Adjusted Leverage Ratio exceeds 5.00 to 1.00 make or acquire any Investments of the types referred to in clauses (ii), (iv), (v), or (xv) of this Section 10.2(e), acquire any health care facilities (including, without limitation, any acquisition of such a facility pursuant to a Lease Conversion) or make any Lease Conversion other than (i) Lease Conversions with respect to the Transactions and (ii) Investments, Lease Conversions and acquisitions of facilities in an aggregate amount not exceeding $15,000,000."

                           (d) Section 10.2(f)(v) is hereby amended by deleting said section in its entirety and inserting the following in lieu thereof:

                           "(v) the Representative may make any such payment or
                  distribution if, after giving effect thereto, the aggregate amount of all such payments or distributions made after the Amendment No. 6 Effective Date (including, without limitation, any such payments or distributions permitted under subclause
                  (ii)(A) or clause (iv) above) does not exceed (A) on any date on which no Event of Default shall have occurred and be continuing or shall result from such payment and the Adjusted Leverage Ratio as at the last day of the most recently ended fiscal quarter is (I) less than 5.00 to 1.00 but not less than
                  4.75 to 1.00, $25,000,000, (II) less than 4.75 to 1.00 but not less than 4.50 to 1.00, $30,000,000, and (III) less than 4.50 to 1.00, $40,000,000 and (B) on any other date, $10,000,000;
                  provided that no payment or distribution otherwise permitted under this clause (v) shall be made by the Representative on any day on or after the Amendment No. 6 Effective Date on which the Adjusted Leverage Ratio is greater than 5.00 to 1.00."

                           (e) Section 10.2(g)(a)(iv) is hereby amended by deleting said section in its entirety and inserting the following in lieu thereof:

                           "(iv) any Lien on any asset securing Indebtedness or
                  lease obligations incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset or reconstructing substantially all of such asset, provided that (x) such Lien attached or attaches to such asset concurrently with or within one year (or in the case of any such Lien on the Federal Way Facility that attached prior to the Amendment No. 6 Effective Date, 385 days) after such acquisition, construction or reconstruction and (y) on any day on or after the Amendment No. 6 Effective Date on which the Adjusted Leverage Ratio is greater than 5.00 to 1.00, Liens may be created or assumed under this clause
                  (iv) only to secure Indebtedness referred to in clause (iv) of the definition of Indebtedness.

CONFIDENTIAL TREATMENT REQUESTED

The asterisked portions of this document have been omitted and are filed separately with the Securities and Exchange Commission.

                           (f) Section 10.2(g) is hereby amended by deleting the word "and" at the end of clause (xiv) thereof, adding the word "and" at the end of clause (xv) thereof and by adding, at the end thereof, the following new clauses (xvi) and (xvii):

                           "(xvi) With respect to each property covered by a
                  Mortgage (as defined in the Morgan Credit Agreement), the Permitted Property Liens (as defined in the Morgan Credit Agreement); provided that the assets subject to any such Mortgage shall be limited to (i) the assets subject to any Existing Mortgage (as defined in the Morgan Credit Agreement as in existence on the Amendment No. 4 Effective Date), (ii) any New Mortgage Property (as defined in the Morgan Credit Agreement as in existence on the Amendment No. 4 Effective
                  Date) and (iii) any assets ("Substituted Assets") substituted for assets ("Original Assets") referred to in clause (i) or
                  (ii) above so long as the value of such Substitute Assets is not greater than (other than by a de minimus amount) the value of the Original Assets for which they are substituted; and

                           (xvii)  Liens in respect of Additional Mortgages."

                           (g) Section 10.2(h) is hereby amended by deleting said section in its entirety and inserting the following in lieu thereof:

                           "(h) Consolidations, Mergers and Sales of Assets.
                  Neither the Representative nor any of its Subsidiaries will:

                           (i) consolidate or merge with or into any other
                  Person, unless the Representative, or, except in the case of a merger or consolidation to which the Representative is a party, a Wholly-Owned Subsidiary of the Representative is the surviving corporation or

                           (ii) sell, lease or otherwise transfer (A) if the
                  Adjusted Leverage Ratio as of the day of such sale, lease or other transfer is less than or equal to 5.00 to 1.00, all or any substantial part of the assets of the Representative and its Subsidiaries, taken as a whole, to any other Person and
                  (B) if the Adjusted Leverage Ratio as of the day of such sale, lease or other transfer is greater than 5.00 to 1.00, any assets or property;

                  provided (i) that this Section 10.2(h) shall not apply to (A) mergers, dissolutions, reorganizations or liquidations of Subsidiaries of the Representative that have disposed of all or substantially all of their assets, (B) sales, leases or other transfers by the Representative or any of its Subsidiaries to the Representative or any Guarantor and (C) sales, transfers or other dispositions of MK Medical, **********, ********************** and
                  **********************************

CONFIDENTIAL TREATMENT REQUESTED

The asterisked portions of this document have been omitted and are filed separately with the Securities and Exchange Commission.


                  *************************** or made pursuant to the
                  Disposition Program and (ii) Section 10.2(h)(ii)(B) does not apply to sales, leases or other transfers of (A) assets or property made in respect of Sale and Leaseback Transactions permitted under Section 10.2(m), (B) assets or property (other than assisted living and skilled nursing facilities, separate business units, businesses or divisions or stock of Subsidiaries) not covered by clause (A) above and (1) disposed of in the ordinary course of business or (2) to the extent not disposed of in the ordinary course of business, so long as the aggregate gross proceeds of sales, transfers and other dispositions made pursuant to this clause (2) does not exceed $2,000,000 and (C) any transfer of assets or property pursuant to condemnations or in lieu of condemnations; and provided further that the Representative and its Subsidiaries may assign or grant security interests in their Medicare, Medicaid or other patient accounts receivable to a Special Purpose Receivables Financing Subsidiary to secure Permitted Receivables Financing Securities (provided that the net amount at any time of all uncollected accounts receivable owing to the Representative or any of its Subsidiaries that are so assigned or in which a security interest is so granted shall not exceed 200% of the aggregate principal or redemption amount of all Permitted Receivables Financing Securities then outstanding)."

                           (h) Section 10.2(i) is hereby amended by adding, at the end thereof, a new clause (c) to read in full as follows:

                           "(c) If at any time on or after the Amendment No. 6
                  Effective Date the Adjusted Leverage Ratio exceeds 5.00 to 1.00, the Representative will not, and will not permit any of its Subsidiaries to, incur or assume any Indebtedness, except:

                           (i) Indebtedness incurred in connection with Lease
                  Cancellation Payments;

                           (ii) Indebtedness of the type referred to in clause
                  (iv) of the definition of Indebtedness secured by a Lien permitted pursuant to clause (iv) of Section 10.2(g)(a);

                           (iii) Indebtedness of any corporation that became or
                  becomes a Consolidated Subsidiary of the Representative that existed or exists at the time such corporation became or becomes such a Consolidated Subsidiary and (other than in a Workout Transaction) not created in contemplation thereof;

                           (iv) Refinancing Debt incurred to refinance
                  Indebtedness permitted under clauses (i) through (iii) above, provided that (A) the principal amount of such Refinancing Debt shall not exceed the principal amount of such Refinanced Debt and (B) such Refinancing Debt shall have a weighted average life of not less than the remaining weighted average life of such Refinanced Debt or such Refinancing Debt shall not have any required payments of principal prior to the first anniversary of the Termination Date;

                           (v) to the extent it refinances Indebtedness
                  permitted to have been incurred, and in fact incurred, prior to the Amendment No. 6 Effective Date or when the Adjusted Leverage Ratio did not exceed 5.00 to 1.00, Refinancing Debt permitted under clause (v) of Section 10.2(i)(a) (treating such Section 10.2(i)(a) solely for purposes of this clause (v) as if it applied to the Representative as well as its Subsidiaries);

                           (vi) Permitted Receivables Financing Securities,
                  provided that the aggregate principal and redemption amount of all Permitted Receivables Financing Securities outstanding at any time shall not exceed $100,000,000;

                           (vii) Indebtedness incurred under the Financing
                  Documents;

                           (viii) Guarantees by the Representative or any of its
                  Subsidiaries of any obligation of the Representative or any of its Subsidiaries that the Representative or such guaranteeing Subsidiary would have been permitted to incur hereunder as a primary obligation;

                           (ix) Indebtedness consisting of advances from the
                  Representative or any of its Subsidiaries in connection with the normal operation of the business of the Representative and its Subsidiaries;

                           (x) Indebtedness incurred in connection with and as
                  part of a Workout Transaction;

                           (xi) Indebtedness incurred or assumed for the purpose
                  of financing the cost of acquiring, constructing or improving an asset of the Representative or any of its Subsidiaries;

                           (xii) Indebtedness not otherwise permitted under
                  clauses (i) through (xi) of this Section 10.2(i)(c);

                  provided that the aggregate principal amount of Indebtedness permitted under clauses (i), (ii), (iv) (to the extent that the Indebtedness incurred under such clause (iv) refinances Indebtedness incurred under clause (i) or (ii) of this Section 10.2(i)(c)), (xi) and (xii) of this Section 10.2(i)(c) shall not exceed $10,000,000 at any time outstanding."

                  (i) Section 10.2(j) shall be amended by (a) deleting "and" at the end of clause (i) thereof, (b) inserting the expression "; and" at the end of clause (ii) thereof and (iii) adding, at the end thereof, the following as a new clause (iii):

                                    "(iii) if such Lease Conversion is made on
                           any day on or after the Amendment No. 6 Effective Date on which the Adjusted Leverage Ratio is greater than 5.00 to 1.00, such Lease Conversion is permitted under the last sentence of Section 10.2(e)."

                           (j) Section 10.2(l) shall be amended by deleting said
         section in its entirety and inserting the following in lieu thereof:

                           "(l) Consolidated Gross Capital Expenditures.
                  Consolidated Gross Capital Expenditures will not, for any fiscal year ending on or after December 31, 2002 exceed (A) if the Adjusted Leverage Ratio on the first day of such fiscal year is greater than 5.00 to 1.00, $55,000,000 and (B) if the Adjusted Leverage Ratio on the first day of such fiscal year is less than or equal to 5.00 to 1.00, the amount indicated below opposite such fiscal year:

                  FISCAL YEAR ENDING                          AMOUNT
                  ------------------                          ------
                  December 31, 2003                        $80,000,000
                  December 31, 2004                        $80,000,000

                           To the extent that Consolidated Gross Capital
                  Expenditures for any fiscal year referred to in clause (B) of this Section 10.2(l) are less than the applicable amount specified pursuant to this Section 10.2(l), the difference may be carried forward to the next fiscal year unless the Adjusted Leverage Ratio is greater than 5.00 to 1.00 on the first day of such next fiscal year (and, for this purpose, Consolidated Gross Capital Expenditures in any subsequent fiscal year shall be applied, first, to any such carry-forward amount and, second, to the specified amount for such year)."

                           (k) Section 10.2(m) shall be amended by deleting said
         section in its entirety and inserting the following in lieu thereof:

                           "(m) Sale and Leaseback Transactions.

                           (i) The Representative will not, and will not permit
                  any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, which property has been owned and operated by the Representative and its Subsidiaries for more than 180 days, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (each, a "Sale and Leaseback Transaction"), except for Sale and Leaseback Transactions the aggregate amount of Attributable Debt in respect of which does not exceed $20,000,000.

                           (ii) On any day on or after the Amendment No. 6
                  Effective Date on which the Adjusted Leverage Ratio is greater than 5.00 to 1.00, the Representative will not and will not permit any of its Subsidiaries to enter into any Sale and Leaseback Transaction other than Sale and Leaseback Transactions with respect to specified equipment previously identified to the Administrative Agent for which the Attributable Debt, together with all other Attributable Debt arising on or after the Amendment No. 6 Effective Date from Sale and Leaseback Transactions in respect of all other specified equipment previously identified to the Administrative Agent and entered into on a day on which the Adjusted Leverage Ratio was greater than 5.00 to 1.00, does not exceed $2,000,000."

                           (l) Section 10.2 of the Participation Agreement is hereby amended by adding, at the end thereof, a new clause (n) to read in full as follows:

                           "(n) Prepayment of Notes. The Representative will not, and will not permit any of its Subsidiaries to, prepay the New Senior Notes or the Senior Notes; provided that the Representative may prepay or redeem New Senior Notes or Senior Notes on any day with the amount, if any, by which the average of the Consolidated Cash Balances at the close of business on the three consecutive Business Days immediately preceding such day (exclusive of any amount escrowed pursuant to clause (iii)(B)(II) below), exceeds $125,000,000 if on such day

                           (i) there shall be no Loans (as defined in the Morgan
                  Credit Agreement) outstanding;

                           (ii) the Obligations and the Mortgage Facility
                  Obligations have been repaid in full; and

                           (iii) either (A) (I) the Adjusted Leverage Ratio does
                  not and did not exceed 5.00 to 1.00 on (x) such day, both prior to and after giving effect to such prepayment, and (y) the last day of each of the two fiscal quarters most recently ended prior to such day and (II) the aggregate Commitments (as defined in the Morgan Credit Agreement) of all Existing Banks do not exceed $85,000,000 or
                  (B) all of (I) the aggregate Commitments (as defined in the Morgan Credit Agreement) of all Existing Banks do not exceed $65,000,000, (II) the Representative shall have delivered to the Administrative Agent cash in an amount equal to the aggregate Letter of Credit Exposures (as defined in the Morgan Credit Agreement) of all Existing Banks then outstanding, to be held in escrow by the Administrative Agent to the extent that such Letter of Credit Exposures (as defined in the Morgan Credit Agreement) remain outstanding, (III) the Representative shall have entered into a binding agreement not thereafter to request or borrow any Loans (as defined in the Morgan Credit Agreement) under the Morgan Credit Agreement and (IV) the product of 5 multiplied by Annualized Mortgage EBITDA determined as of the date of such prepayment for the most recent fiscal quarter for which financial statements have been, or are required to have been, delivered pursuant to
                  Section 10.1(d)(i) or (ii), shall equal or exceed the product of 2 multiplied by the aggregate Commitments (as defined in the Morgan Credit Agreement) of all Existing Banks then outstanding.

                  7. Effective as of the Amendment No. 6 Effective Date,
Schedule IV of the Participation Agreement are hereby amended by deleting said schedule in its entirety and replacing said schedule with Schedule IV attached hereto and made a part hereof.

                  8. Effective as of the Amendment No. 6 Effective Date,
Schedule VII and Schedule VIII hereto are hereby added as Schedule VII and
Schedule VIII, respectively, to the Participation Agreement.

                  9. Representations and Warranties. To induce the Administrative Agent, the Agent Lessor and the Participants to execute and deliver this Amendment, each of the Beverly Entities that is a party hereto represents and warrants (which representations and warranties shall survive the execution and delivery of this Amendment) to each of the Administrative Agent, the Agent Lessor and the Participants that:

                           (a) this Amendment has been duly authorized, executed and delivered by it and this Amendment constitutes the legal, valid and binding obligation, contract and agreement of such Beverly Entity enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

                           (b) the Original Participation Agreement, as amended by the Prior Amendments and this Amendment, constitutes the legal, valid and binding obligation, contract and agreement of such Beverly Entity enforceable against it in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

                           (c) the execution, delivery and performance by such Beverly Entity of this Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (l) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, including, without limitation, the Morgan Credit Agreement (as the same has been amended or modified), or (B) constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause
         (iii)(A)(3) of this subsection (c);

                           (d) as of the date hereof and after giving effect to this Amendment, no Default or Event of Default has occurred which is continuing; and

                           (e) all the representations and warranties contained in Section 8.2 of the Participation Agreement (after giving effect to this Amendment) are true and correct in all material respects with the same force and effect as if made by such Beverly Entity on and as of the date hereof.

                  10. Conditions to Effectiveness of this Amendment. This Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied to the satisfaction of the Agent Lessor, the Administrative Agent and each Participant (the conditions precedent are for the benefit of the Agent Lessor, the Administrative Agent and each Participant only):

                           (a) The Agent Lessor, the Administrative Agent and the Participants shall have received executed counterparts of this Amendment, duly executed by the Beverly Entities party hereto;

                           (b) The Agent Lessor, the Administrative Agent and the Participants shall have received evidence satisfactory to them that the Morgan Credit Agreement has been amended as of February 28, 2003 in form and substance reasonably satisfactory to the Administrative Agent, the Agent Lessor and the Participants;

                           (c) The representations and warranties of the Beverly Entities set forth in Section 9 hereof are true and correct on and as of the date hereof;

                           (d) (A) Each of the Lenders that has executed and delivered to the Administrative Agent a counterpart of this Amendment on or prior to the date hereof shall have received, ratably in proportion to its Commitment Percentage, an amendment fee equal to 0.375% of the Commitment of such Lender as in effect immediately after giving effect to the $16,800,000 payment contemplated by Section 7.11(a) of the Participation Agreement, as amended by this Amendment (but, for the avoidance of doubt, no other payment contemplated by this Amendment) and (B) each of the Lenders that executed and delivered to the Administrative Agent a counterpart of the Fifth Amendment on or prior to December 20, 2002, shall have received, ratably in proportion to its Commitment Percentage, an amendment fee equal to 0.125% of the Commitment of such Lender as of December 20, 2002;

                           (e) The Administrative Agent shall have received from the Representative a counterpart of the Investments Side Letter signed by the Representative or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that the Representative has signed a counterpart thereof;

                           (f) Receipt by the Administrative Agent of evidence satisfactory to it that the Representative shall have prepaid (or deposited funds that are committed to the prepayment of) the Obligations in an aggregate principal amount of $20,000,000; and

                           (g) Receipt by the Administrative Agent of payment of all out-of-pocket expenses due and payable to it pursuant to Section 9.1(b) of the Participation Agreement (including, to the extent invoiced, all fees and expenses of Mayer, Brown, Rowe & Maw, special counsel to the Lessors, pursuant to Section 11 hereof).

         Upon receipt of all of the foregoing, this Amendment shall become effective.

                  11. Payment of Fees and Expenses. The Representative agrees to pay upon or prior to the effectiveness of this Amendment, the reasonable fees and expenses of Mayer, Brown, Rowe & Maw, counsel to the Lessors, in connection with the negotiation, preparation, approval, execution and delivery of this Amendment and all reasonable fees and expenses attendant to any filing, registration, recording or perfection of any Lien contemplated hereby.

                  12. Application of Certain Payments. The Administrative Agent shall apply the proceeds received pursuant to (a) Section 7.11(a) of the Participation Agreement in the amount of $3,200,000 and (b) Section 7.11(b)(ii) of the Participation Agreement to the prepayment of the Participant Balance.

                  13. Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

                  14. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

                  15. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

                  16. General Release. In consideration of the amendments provided for herein, the Representative and the Guarantors, on behalf of themselves and their respective Subsidiaries and their respective Subsidiaries' successors and assigns (collectively, "Releasors"), hereby forever waive, release and discharge to the fullest extend permitted by law any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), causes of action, demands, suits, costs, expenses and damages (collectively, the "Claims"), that any Releasor now has or hereafter may have, or whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity, against any or all of the Administrative Agent and any Lender and their respective affiliates, shareholders and "controlling persons" (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys and other representatives of each of the foregoing (collectively, the "Releasees"), based in whole or in part on facts, whether or not now known, existing on or before the execution of this Amendment, except for Claims solely arising out of the gross negligence or willful misconduct of any Releasees (the "Excluded Claims"). In entering into this Amendment, the Representative has consulted with and been represented by counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the release set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity thereof. The provisions of this Section shall survive the termination of the Participation Agreement and the other Operative Documents and payment in full of all amounts owing thereunder.

                  IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                   BEVERLY ENTERPRISES, INC., as
                                   Representative, Construction Agent, Parent
                                   Guarantor and a Lessee

                                   By
                                      ---------------------------------------
                                      Name:
                                      Title:


                                   BANK OF MONTREAL, as Arranger,
                                   Administrative Agent and as a Lender

                                   By
                                      ---------------------------------------
                                      Name:
                                      Title:


                                   BANK OF MONTREAL GLOBAL CAPITAL
                                   SOLUTIONS, INC., as Agent Lessor and as a Lessor

                                   By
                                     ---------------------------------------
                                   Name:
                                   Title:


                                   GENERAL ELECTRIC CAPITAL
                                   CORPORATION,  as a Lender


                                   By
                                     ---------------------------------------
                                     Name:
                                     Title:

                                   TORONTO-DOMINION (TEXAS), INC., as a
                                   Lender


                                   By
                                     ---------------------------------------
                                     Name:
                                     Title:


                                   BANK OF AMERICA, NATIONAL
                                   ASSOCIATION, as a Lender

                                   By
                                     ---------------------------------------
                                     Name:
                                     Title:


                                   VANTAGE HEALTHCARE CORPORATION, as
                                   Lessee and Structural Guarantor

                                   By
                                     ---------------------------------------
                                     Name:
                                     Title:


                                   PETERSEN HEALTH CARE, INC., as Lessee and
                                   Structural Guarantor

                                   By
                                     ---------------------------------------
                                     Name:
                                     Title:

                                   BEVERLY SAVANA CAY MANOR, INC., as
                                   Lessee and Structural Guarantor

                                   By
                                     ---------------------------------------
                                     Name:
                                     Title:


                                   BEVERLY ENTERPRISES - GEORGIA, INC., as
                                   Lessee and Structural Guarantor

                                   By
                                     ---------------------------------------
                                     Name:
                                     Title:


                                   BEVERLY ENTERPRISES - CALIFORNIA, INC.,
                                   as Lessee and Structural Guarantor

                                   By
                                     ---------------------------------------
                                     Name:
                                     Title:


                                   BEVERLY ENTERPRISES - ARKANSAS, INC.,
                                   as Lessee and Structural Guarantor

                                   By
                                     ---------------------------------------
                                     Name:
                                     Title:

                                   BEVERLY ENTERPRISES - FLORIDA, INC., as
                                   Lessee and Structural Guarantor

                                   By
                                     ---------------------------------------
                                     Name:
                                     Title:


                                   BEVERLY HEALTH AND REHABILITATION
                                   SERVICES, INC., as Lessee and Structural
                                   Guarantor

                                   By
                                     ---------------------------------------
                                     Name:
                                     Title:


                                   BEVERLY ENTERPRISES - WASHINGTON,
                                   INC., as Lessee and Structural Guarantor

                                   By
                                     ---------------------------------------
                                     Name:
                                     Title:

                                   SCHEDULE I

                               EXISTING MORTGAGES

1. That certain Lease Supplement No. 2 (And Memorandum of Lease Supplement, Memorandum of Master Lease and Memorandum of Option to Purchase) and Deed to Secure Debt and Security Agreement, dated as of May 30, 1997, between Beverly Enterprises-Georgia, Inc., as the Lessee and as grantor and BMO Leasing (U.S.), Inc., as the Agent Lessor and as grantee for the benefit of the Participants and Beverly Enterprises, Inc., as the Representative, such instrument having been recorded with the Cobb County Superior Court Clerk on June 2, 1997, in Deed Book 10396, Page 1 and also recorded on June 2, 1997 in Deed Book 10396, Page 161.

2. That certain Master Lease and Open-End Mortgage and Lease Supplement No. 12, dated as of March 21, 1997 and April 30, 1998, by and between BMO Leasing (U.S.), Inc., as the Agent Lessor for the Lessors, Beverly Enterprises-Arkansas, Inc., as the Lessee, and Beverly Enterprises, Inc., as the Representative, such instrument having been recorded on May 1, 1998 as Instrument #983572 of the Public Records of Union County, Arkansas.

3. That certain Master Lease and Open-End Mortgage and Lease Supplement No. 16, dated as of March 21, 1997 and May 29, 1998, by and between BMO Leasing (U.S.), Inc., as Agent Lessor for the Lessors, Beverly Enterprises-Arkansas, Inc., as the Lessee, and Beverly Enterprises, Inc., as the Representative, such instrument having been recorded on June 1, 1998 as Document #98-40781 of the Public Records of Pulaski County, Arkansas.

                                                               SCHEDULE IV
                                                      TO PARTICIPATION AGREEMENT

                                PRICING SCHEDULE

         For purposes of this Pricing Schedule, the following terms have the following meanings:

         "LESSOR MARGIN" means, with respect to the Lessor Amounts on any day, the percentage set forth below opposite the Pricing Category in effect for such date for the applicable type of Lessor Amount (or, in the case of any day on or after the Amendment No. 6 Effective Date and prior to the date upon which financial statements for the second full fiscal quarter occurring after the Amendment No. 6 Effective Date shall have been delivered pursuant to Section 10.1(d)(i), the greater of (i) the applicable rate so determined for such day and (ii) (y) in the case of the LIBO Margin, 4.500% and (z) in the case of the Base Rate Margin, 3.500%):

             Pricing Category        LIBO Margin        Base Rate Margin
             ----------------        -----------        ----------------
                    I                  3.875%                2.875%
                   II                  4.500%                3.500%
                  III                  5.000%                4.000%
                   IV                  5.375%                4.375%
                    V                  5.750%                4.750%

         "LOAN MARGIN" means, with respect to the Loans on any day, the percentage set forth below opposite the Pricing Category in effect for such day for the applicable type of Loan (or, in the case of any day on or after the Amendment No. 6 Effective Date and prior to the date upon which financial statements for the second full fiscal quarter occurring after the Amendment No. 6 Effective Date shall have been delivered pursuant to Section 10.1(d)(i), the greater of (i) the applicable rate so determined for such day and (ii) (y) in the case of the LIBO Margin, 4.000% and (z) in the case of the Base Rate Margin, 3.000%):

             Pricing Category        LIBO Margin        Base Rate Margin
             ----------------        -----------        ----------------
                     I                 3.375%                2.375%
                    II                 4.000%                3.000%
                   III                 4.500%                3.500%
                    IV                 4.875%                3.875%
                     V                 5.250%                4.250%


         "PRICING RATIO" means, on any day, the ratio of Adjusted Consolidated Indebtedness on such day to Consolidated EBITDAR for the four consecutive fiscal quarters most recently ended on or prior to such day.

         "CATEGORY I PRICING" applies on any day if, as of the last day of the fiscal quarter of the Representative most recently ended on or prior to such day and as to which the Representative shall have delivered, or been required to deliver, on or prior to such day a certificate pursuant to Section 10.1(d)(iii), the Pricing Ratio is less than 5.0 to 1.0.

         "CATEGORY II PRICING" applies on any day if, as of the last day of the fiscal quarter of the Representative most recently ended on or prior to such day and as to which the Representative shall have delivered, or been required to deliver, on or prior to such day a certificate pursuant to Section 10.1(d)(iii),
(i) the Pricing Ratio is less than 5.5 to 1.0 and (ii) Category I Pricing does not apply.

         "CATEGORY III PRICING" applies on any day if, as of the last day of the fiscal quarter of the Representative most recently ended on or prior to such day and as to which the Representative shall have delivered, or been required to deliver, on or prior to such day a certificate pursuant to Section 10.1(d)(iii),
(i) the Pricing Ratio is less than 6.0 to 1.0 and (ii) Category II Pricing does not apply.

         "CATEGORY IV PRICING" applies on any day if, as of the last day of the fiscal quarter of the Representative most recently ended on or prior to such day and as to which the Representative shall have delivered, or been required to deliver, on or prior to such day a certificate pursuant to Section 10.1(d)(iii),
(i) the Pricing Ratio is less than 6.5 to 1.0 and (ii) Category III Pricing does not apply.

         "CATEGORY V PRICING" applies on any day if, on such day, no other Pricing Category applies.

         "PRICING CATEGORY" means any one of the five pricing levels dominated Category I Pricing, Category II Pricing, Category III Pricing, Category IV Pricing or Category V Pricing.

                                  SCHEDULE VII
                           TO PARTICIPATION AGREEMENT
                            AMENDED MORTGAGE PROPERTY

                ENTITY                               ADDRESS                        COUNTY
                ------                               -------                        ------
1.  Beverly Enterprises-Georgia, Inc.    613 Roselane Street                      Cobb County
                                         Marietta, Georgia 30060

2.  Beverly Enterprises-Arkansas, Inc.   2415 West Hillsboro                      Union County
                                         El Dorado, Arkansas 71730

3.  Beverly Enterprises-Arkansas, Inc.   3600 Richards Road                       Pulaski County
                                         North Little Rock, Arkansas 72117

                                  SCHEDULE VIII
                           TO PARTICIPATION AGREEMENT

FACILITY NUMBER                   LOCATION                            US$
---------------                   --------                            ---
     0776             Corporate Headquarters                    36,010,011.00
     3835             Arkadelphia                                4,920,573.00
     4850             El Dorado                                  4,589,223.00
     4141             North Little Rock                          5,364,812.00
     4138             Murrieta                                   7,325,034.00
     4310             Murrieta                                   4,417,644.00
     3715             Cobb Co.                                   6,828,586.00
     2046             Fontanbleu Nursing Center                    500,000.00
                      Bloomington, Indiana
     2272             Lincoln Hills Nursing Center,                800,000.00
                      Tell City Indiana
     3678             Woodlands Convalescent Center              1,200,000.00
                      Newburgh, Indiana